                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    /X/ Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                            FIRST BANK SYSTEM, INC
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

Contact:       John R. Danielson                  Wendy Raway
               Investor Relations                 Media Relations
               First Bank System, Inc.            First Bank System, Inc.
               (612) 973-2261                     (612) 973-2429


          FBS AND FIRST INTERSTATE RECEIVE POOLING LETTER FROM OUTSIDE
               AUDITORS, AND FBS RESPONDS TO WELLS FARGO'S ATTACKS
                              ON STOCK REPURCHASES


          Minneapolis, MN, December 5, 1995. . .First Bank System, Inc. (NYSE:
FBS) announced today that it and First Interstate Bancorp (NYSE: I) have received a letter from their independent auditors, Ernst & Young LLP, stating that based upon management's analysis and representations, they concur with FBS and First Interstate management that the proposed merger would qualify as a pooling of interests upon consummation of the transactions contemplated by FBS and First Interstate and closing the proposed merger in accordance with the Merger Agreement. The receipt of this letter will be reflected in the final proxy statement to be mailed to the shareholders of both companies.

          "We are pleased that we are able to eliminate any alleged uncertainties concerning our accounting treatment as we continue to move forward to consummate this merger," said John F. Grundhofer, Chairman, President and Chief Executive Officer of FBS. "This should end, once and for all, the persistent attempts by Wells Fargo to cast doubt on our pooling accounting treatment. The FBS-First Interstate merger will receive pooling of interests accounting treatment. End of discussion." Richard A. Zona, FBS Vice Chairman and Chief Financial Officer added that "Wells Fargo has consistently sought to confuse First Interstate shareholders by attempting to cast doubt on our pooling accounting treatment. This undoubtedly reflects Wells's concern over its great disadvantage of being required to use purchase accounting, thereby generating at least $8 billion in goodwill and other intangibles."

          As is customary, it is a condition to both parties' obligations to consummate the merger, that a substantially identical letter be delivered at closing. The parties fully anticipate receiving such a letter and consider such a bringdown to be a mere technicality.

          In addition, FBS responded today to repeated assertions by Wells Fargo that its stock repurchases have distorted the market for FBS stock and inflated the value of its proposed merger with First Interstate. Last week, Wells Fargo made additional allegations in this regard in its suit against First Interstate and FBS in Delaware.

          FBS has had a continuing, publicly announced stock repurchase program throughout 1993, 1994 and 1995. This has not been a clandestine, recently conceived, merger-related tactic. As publicly reported in its Reports on Form 10-K for 1993 and 1994, FBS repurchased 6.2 million and 6.3 million shares in 1993 and 1994, respectively.

On January 19, 1995 and February 15, 1995, FBS announced programs to repurchase 2 million and 14 million shares, respectively, by the end of 1996. These programs were described in FBS's Reports on Form 10-Q for the first and second quarter of 1995 and its press releases announcing first and second quarter financial results. More recently, on October 10, 1995, FBS further announced that it had repurchased 4.3 million shares in the third quarter pursuant to such program and in connection with its proposed acquisition of FirsTier Financial, Inc. FBS further announced that it expected to repurchase up to 24.3 million shares during 1995 and 1996 as a result of these previously announced repurchase programs. The repurchase programs were reconfirmed at the November 6, 1995 analysts' meeting in connection with the announcement of the merger of FBS and First Interstate and described in the November 6 joint press release announcing the merger, which was also filed as an Exhibit to FBS's Report on Form 8-K filed November 13. FBS's Form 10-Q filed with the Securities and Exchange Commission on November 13, 1995, and the FBS Registration Statement on Form S-4 filed on November 20, 1995, each also contains references to such repurchase programs.

          As publicly reported in FBS's 1995 quarterly reports on Form 10-Q, FBS repurchased 1,040,475, 2,644,410, and 4,306,620 shares in the first, second and third quarters, respectively. Continuing this pattern in the fourth quarter, FBS expects to repurchase up to approximately 4 million shares, of which 3,144,400 have been repurchased as of today's date. In order to dispel any further misconceptions about its stock repurchase program, FBS announced today it will soon disclose in its next SEC filing its daily trading activity in its shares in 1995.

          Mr. Zona said, "It is clear that stock repurchase programs are a long-term feature of FBS's capital management goal of returning to its shareholders excess capital that may result from future earnings. FBS's management team implemented these programs to enhance shareholder value well before the contemplation of any merger agreement with First Interstate. Our SEC filings and public statements are crystal clear on this. It's business as usual at FBS--and repurchases are assumed in the forecasted results of a combined FBS/First Interstate contained in FBS's recently filed Registration Statement on Form S-4."

          In making these repurchases, FBS strictly adheres to the SEC's antimanipulation rules. One of these rules provides a safe harbor against any claim of stock manipulation if the repurchases are limited in terms of timing, manner of execution and other factors. Another of these rules limits the time periods during which the repurchases must be made and expressly prohibits repurchases during the period of merger proxy solicitations. Because of this rule, FBS was prohibited from repurchasing shares during most of October and expects to be prohibited from making repurchases for portions of December and January during the solicitation period for its FirsTier merger. More directly related to the Wells allegations, this same rule will prohibit repurchases during a period of at least a month prior to the shareholder vote on the proposed merger with First Interstate. This rule was adopted by the SEC expressly to ensure that the type of manipulation Wells has accused FBS of conducting cannot occur. That is, even if

Wells's assertions about the market effect of FBS's repurchases were true (and they are not), any such effects would necessarily have dissipated by the time the First Interstate shareholders must determine which offer to accept.

          "Wells Fargo continues to make misleading statements with respect to our ongoing repurchase program," said Zona. "This attempt to stir up investors and the press over this issue is a classic red herring strategy designed to divert attention from the real fact that FBS has offered First Interstate shareholders a superior offer to the hostile Wells bid."

          First Bank System is a regional bank holding company headquartered in Minneapolis with assets of approximately $33 billion. The company provides complete financial services to individuals and institutions through 8 banks, a savings association and other financial companies with 350 offices, located primarily in the 11 states of Minnesota, Colorado, North Dakota, South Dakota, Montana, Illinois, Wisconsin, Iowa, Kansas, Nebraska and Wyoming.

                                       ***

          The participants in this solicitation may include FBS, the directors of FBS (John F. Grundhofer, Roger L. Hale, Delbert W. Johnson, Norman M. Jones, John H. Kareken, Richard L. Knowlton, Jerry W. Levin, Kenneth A. Macke, Marilyn
C. Nelson, Edward J. Phillips, James J. Renier, S. Walter Richey, Richard L. Robinson, Richard L. Schall, and Lyle E. Schroeder), and the following executive officers and employees of FBS: Richard A. Zona (Vice Chairman and Chief Financial Officer), Philip G. Heasley (Vice Chairman and President, Retail Product Group, Lee R. Mitau (Executive Vice President, Secretary and General Counsel), Susan E. Lester (Executive Vice President), Robert H. Sayre (Executive Vice President, Human Resources), Elizabeth A. Malkerson (Senior Vice President, Corporate Relations), David R. Edstam (Executive Vice President and Treasurer), David J. Parrin (Senior Vice President and Controller), Arnold C. Hahn (Senior Vice President, Corporate Development), Andrew Cecere (Senior Vice President, Management Accounting and Forecasting), John R. Danielson (Senior Vice President, Investor Relations), Wendy Raway (Vice President and Manager of Media Relations) and Karin Glasgow (Assistant Vice President, Investor Relations.)

          FBS and First Interstate are parties to an Agreement and Plan of Merger, dated as of November 5, 1995, pursuant to which a wholly owned subsidiary of FBS is to merge with and into First Interstate. In addition, First Interstate has granted to FBS an option to purchase up to 19.9% of the outstanding shares of common stock of First Interstate in certain circumstances. As of October 31, 1995, certain FBS subsidiaries held 54,437 shares of First Interstate common stock in a fiduciary capacity. FBS disclaims beneficial ownership of shares of First Interstate commons stock held in such fiduciary capacity and any other shares held by any pension plan of FBS or any affiliates of FBS.

          Although J.P. Morgan Securities Inc. does not admit that it or any of its directors, officers, employees or affiliates is a "participant," as defined in Schedule 14A promulgated under the Securities Exchange Act of 1934 by the Securities and Exchange Commission, or that such Schedule 14A requires the disclosure of certain information concerning J.P. Morgan Securities Inc., it may assistant FBS in this solicitation. J.P. Morgan Securities Inc. engages in a full range of investment banking, securities trading, market-making brokerage services for institutional and individual clients. In the normal course of its business, J.P. Morgan Securities Inc. may trade securities of First Interstate for its own account and the account of its customers and, accordingly, may at any time hold a long or short position in such securities.

          Except as disclosed above, to the knowledge of FBS, none of FBS, the directors or executive officers of FBS or the employees or other representatives of FBS named above has any interest direct or indirect, by security holdings or otherwise, in First Interstate.

          The following presentation may be deemed to be proxy solicitation material and accordingly the following information is required under SEC rules:

          The participants in this solicitation may include FBS, the directors of FBS (John F. Grundhofer, Roger L. Hale, Delbert W. Johnson, Norman M. Jones, John H. Kareken, Richard L. Knowlton, Jerry W. Levin, Kenneth A. Macke, Marilyn
C. Nelson, Edward J. Phillips, James J. Renier, S. Walter Richey, Richard L. Robinson, Richard L. Schall, and Lyle E. Schroeder), and the following executive officers and employees of FBS: Richard A. Zona (Vice Chairman and Chief Financial Officer), Philip G. Heasley (Vice Chairman and President, Retail Product Group, Lee R. Mitau (Executive Vice President, Secretary and General Counsel), Susan E. Lester (Executive Vice President), Robert H. Sayre (Executive Vice President, Human Resources), Elizabeth A. Malkerson (Senior Vice President, Corporate Relations), David R. Edstam (Executive Vice President and Treasurer), David J. Parrin (Senior Vice President and Controller), Arnold C. Hahn (Senior Vice President, Corporate Development), Andrew Cecere (Senior Vice President, Management Accounting and Forecasting), John R. Danielson (Senior Vice President, Investor Relations), Wendy Raway (Vice President and Manager of Media Relations) and Karin Glasgow (Assistant Vice President, Investor Relations.)

          FBS and First Interstate are parties to an Agreement and Plan of Merger, dated as of November 5, 1995, pursuant to which a wholly owned subsidiary of FBS is to merge with and into First Interstate. In addition, First Interstate has granted to FBS an option to purchase up to 19.9% of the outstanding shares of common stock of First Interstate in certain circumstances. As of October 31, 1995, certain FBS subsidiaries held 54,437 shares of First Interstate common stock in a fiduciary capacity. FBS disclaims beneficial ownership of shares of First Interstate commons stock held in such fiduciary capacity and any other shares held by any pension plan of FBS or any affiliates of FBS.

          Although J.P. Morgan Securities Inc. does not admit that it or any of its directors, officers, employees or affiliates is a "participant," as defined in Schedule 14A promulgated under the Securities Exchange Act of 1934 by the Securities and Exchange Commission, or that such Schedule 14A requires the disclosure of certain information concerning J.P. Morgan Securities Inc., it may assistant FBS in this solicitation. J.P. Morgan Securities Inc. engages in a full range of investment banking, securities trading, market-making brokerage services for institutional and individual clients. In the normal course of its business, J.P. Morgan Securities Inc. may trade securities of First Interstate for its own account and the account of its customers and, accordingly, may at any time hold a long or short position in such securities.

          Except as disclosed above, to the knowledge of FBS, none of FBS, the directors or executive officers of FBS or the employees or other representatives of FBS named above has any interest direct or indirect, by security holdings or otherwise, in First Interstate.

                         [LOGO] FIRST BANK SYSTEM, INC.
                                   MERGER WITH
                         FIRST INTERSTATE BANCORP[LOG0]


                                NOVEMBER 6, 1995

                           MERGER CREATES SIGNIFICANT
                                SHAREHOLDER VALUE
--------------------------------------------------------------------------------


                    - Attractive complementary markets

                    - Powerful business line combinations

                    - Funding synergy

                    - High cost takeouts.........   22%

                    - Excellent IRR..............   16%

                    - Accretive first full year..   18%

                    - Stock buybacks continue

                    FBS MERGER WITH FIRST INTERSTATE BANCORP

--------------------------------------------------------------------------------

          AGREEMENT:     Definitive Agreement signed 11/5/95

          STRUCTURE:     Tax-free exchange of stock

         ACCOUNTING:     Pooling

     PURCHASE PRICE:     $10.3 billion

          PER SHARE:     $132.275 (based on FBS share price of 50 7/8)

     EXCHANGE RATIO:     2.6 shares of FBS common stock for each share
                         of First Interstate common stock

        BREAKUP FEE:     $100 million

      LOCKUP OPTION:     $100 million cap

   EXPECTED CLOSING:     2Q96

                    FBS MERGER WITH FIRST INTERSTATE BANCORP

--------------------------------------------------------------------------------


               NAME:     First Interstate Bancorp

         MANAGEMENT:     John F. Grundhofer, Chairman & CEO
                         William E.B. Siart, President & COO

              BOARD:     50/50

       HEADQUARTERS:     Corporate..........  Minneapolis       No
                         Business Lines.......Los Angeles       redundant
                                                                functions

                             ORGANIZATION STRUCTURE

--------------------------------------------------------------------------------


                               John F. Grundhofer
                                   Chairman &
                             Chief Executive Officer


                               William E.B. Siart
                                    President
                             Chief Operating Officer


Richard A. Zona     Bruce G. Willison     Linnet F. Deily     Philip G. Heasley
 Vice Chairman        Vice Chairman        Vice Chairman        Vice Chairman
    & CFO           Corporate Banking     Retail Banking       Retail Product/
                                                                 Operations

                                      PRICING

--------------------------------------------------------------------------------


                                          FBS                  FI
First Interstate Share Price:               --              $132.275

Market Price:                           $50.875              $127.75

Book Value:                              $20.33               $47.95 (9/30/95)

Price/Market:                               --                 1.04x

Price/Book:                               2.50x                2.76x

Price/'96 Earnings:                      11.06x               11.96x (Based on
                                                                     normalized
                                                                     1996 FI
                                                                     earnings of
                                                                     $11.06/
                                                                     share)

First Interstate Shares:                    --          77.5 million

---------------------------------------------------------------------
Exchange Ratio:                             --                  2.6x
---------------------------------------------------------------------

FBS Shares Issued:                          --         201.5 million

                        ATTRACTIVE COMPLEMENTARY MARKETS

--------------------------------------------------------------------------------

                                               FBS       FI   OVERLAP  COMBINED
                                   States       11       13      3        21
                                   MSAs         29       57      3        83


                                      [MAP]


          The map shows the states in which each of FBS and First Interstate operates, and the states in which both entities operate. The map indicates presence in the following states:

    FBS Only            First Interstate Only       FBS and First Interstate
    --------            ---------------------       ------------------------
    North Dakota            Washington                 Montana
    South Dakota            Oregon                     Wyoming
    Nebraska                California                 Colorado
    Kansas                  Nevada
    Minnesota               Idaho
    Iowa                    Utah
    Wisconsin               Arizona
    Illinois                New Mexico
                            Texas

                          ENHANCED RETAIL DISTRIBUTION

--------------------------------------------------------------------------------


                                        FBS*             FI          COMBINED

Branches                                366            1,148          1,514

ATMs                                  2,896            1,796          4,692

Retail customers                        3.1              4.5            7.6
  (millions)

Cross-sell ratio                        3.9              2.6            3.1

Business customers                      236              226            462
  (thousands)


_____________________________
* Pro forma with FirsTier

                             STRONG MARKET POSITIONS

--------------------------------------------------------------------------------

                    # OF                        PERCENT        AVERAGE
   RANK             MSAs          DEPOSITS    COMPOSITION       SHARE

    1                14            $19.8          25            30.0
    2                14             13.2          17            19.3
    3                 7             19.7          25            11.5
    4                 4              3.1           4            10.2
  Lower              44             14.0          17             --
                  ---------       ---------     ------
  Subtotal           83            $69.8          88
                  ---------
                  ---------
  Non MSA                            9.5          12
                                   --------     ------
  Total                            $79.3         100
                                   --------     ------
                                   --------     ------

________________________________________________________
 Source: FDIC 6/30/94 - adjusted for acquisitions

                                   TOP MARKETS

--------------------------------------------------------------------------------

 MSA                                    DEPOSITS          SHARE         RANK

Minneapolis/St. Paul                    9,137,007          31.2           1
Los Angeles/Long Beach                  9,113,989           7.2           3
Denver                                  5,597,856          28.1           1
Phoenix/Mesa                            4,712,802          21.3           3
Houston                                 3,229,199           8.7           3
Portland/Vancouver                      2,847,840          19.8           2
Seattle/Bellevue/Everett                2,608,081          10.1           4
Sacramento                              2,469,495          18.4           2
San Diego                               2,165,100           9.4           6
Las Vegas                               2,146,420          23.4           2
Omaha                                   1,797,850          21.0           2
Orange County                           1,740,508           5.2           5
Riverside/San Bernardino                1,145,193           6.3           3
Tucson                                  1,070,880          19.9           3

_________________________________________________________
 Source: FDIC 6/30/94 - adjusted for acquisitions

                           COMBINING THE STRENGTHS OF
                            TWO HIGH PERFORMING BANKS

--------------------------------------------------------------------------------
                   FBS                                      FI
                STRENGTHS                                STRENGTHS
--------------------------------------------------------------------------------

            - Cost management                         - Low cost funding

            - Technology                              - Excess core deposits

            - Product/Distribution                    - Broad customer base
              Paradigm

--------------------------------------------------------------------------------

                             - GEOGRAPHIC DIVERSITY

                             - SUPERIOR CREDIT QUALITY

                             - CAPITAL MANAGEMENT

                             - CUSTOMER ORIENTATION

--------------------------------------------------------------------------------

                       POWERFUL BUSINESS LINE COMBINATIONS

--------------------------------------------------------------------------------

CREDIT CARD                       FBS               FI           COMBINED
- Sales                       $15 billion         $2 billion      $17 billion
- Loans                       $2.5 billion        $1.2 billion    $3.7 billion
                              Dominant Visa
                              Corporate &
                              Purchasing card
                              provider


MERCHANT PROCESSING
- Merchants                   65,000              41,000          106,000
- Sales                       $16 billion         $4 billion      $20 billion
                              6th largest                         5th largest

CORPORATE TRUST               $145 million        $32 million     $177 million
REVENUES                                                          Largest U.S.
                                                                  provider

INDIRECT LENDING
- Loans                       $1.9 billion        $3.5 billion    $5.4 billion
- Dealers                     1,000               900             1,900
- Organizations               $1.0 billion        $2.0 billion    $3.0 billion

                       POWERFUL BUSINESS LINE COMBINATIONS

--------------------------------------------------------------------------------

$ Billions

                                          FBS          FI        COMBINED

ASSETS UNDER MANAGEMENT                  $29.0        $22.5       $51.5


PROPRIETARY MUTUAL FUNDS

 - Number                                   25           18          43

 - Assets Under Management                $7.0         $4.8       $11.8

                             PRO FORMA BALANCE SHEET

--------------------------------------------------------------------------------
9/30/95

                                                                        COMBINED
                                       FBS        FI      ADJUSTMENTS  PRO FORMA
     Net loans                       27,809     35,120        250        63,179
     Investment securities            4,405      9,432     (4,000)        9,837
     Goodwill                           931        697        --          1,628
     Other assets                     4,178      9,818       (390)       13,606
                                    -------    -------     -------      -------
         Total assets                37,323     55,067     (4,140)       88,250
                                    -------    -------     -------      -------
                                    -------    -------     -------      -------

     Deposits                        25,050     48,236        --         73,286
     Funds purchased                  4,361        376     (4,000)          737
     Long term debt                   3,345      1,368        --          4,713
     Other liabilities                1,118      1,106        --          2,224
                                    -------    -------     -------      -------
         Total liabilities           33,874     51,086     (4,000)       80,960

     Preferred stock                    105        350        --            455
     Common equity                    3,344      3,631       (140)        6,835
                                    -------    -------     -------      -------
        Total equity                  3,449      3,981       (140)        7,290
                                    -------    -------     -------      -------
     Total liabilities & equity      37,323     55,067     (4,140)       88,250
                                    -------    -------     -------      -------
                                    -------    -------     -------      -------


_______________________________________________________
 * Pro forma with FirsTier and BAC corporate trust

                                     CAPITAL

--------------------------------------------------------------------------------

Percent
9/30/95

                                                                  PRO FORMA
                                          FBS*         FI         COMBINED

Common equity/assets                       8.4         6.6           7.5

Tang. common equity/assets                 6.1         5.5           5.8


Tier 1                                     6.6         7.3           6.9

Total Capital                             11.3        10.3          10.7

Leverage                                   6.0         6.1           6.1


____________________________________
 * Pro forma with FirsTier

                                LOAN COMPOSITION

--------------------------------------------------------------------------------
$ Millions
September 30, 1995

                                                                        PRO FORMA
                                     FBS*               FI              COMBINED
                              -----------------   ---------------   ----------------
                                          % OF              % OF               % OF
                               BALANCE    TOTAL   BALANCE   TOTAL   BALANCE    TOTAL
Commercial                      10,127      36    10,185      28     20,313      32
Commercial RE                    3,212      11     5,948      17      9,159      14
                               -------    -----  -------    -----   -------    -----
   Total commercial             13,339      47    16,133      45     29,472      46
                               -------    -----  -------    -----   -------    -----
Residential RE                   5,366      19     6,634      18     12,000      19
Home equity/2nd mtg.             2,907      10     5,028      14      7,935      12
Credit card                      2,542       9     1,226       3      3,768       6
Indirect                         1,863       7     3,500      10      5,363       8
Other consumer                   2,316       8     3,446      10      5,762       9
                               -------    -----  -------    -----   -------    -----
    Total consumer              14,994      53    19,834      55     34,828      54
                               -------    -----  -------    -----   -------    -----
    Total loans                 28,333     100    35,967     100     64,300     100
                               -------    -----  -------    -----   -------    -----
                               -------    -----  -------    -----   -------    -----


__________________________________________
 * Pro forma with FirsTier

                                 CREDIT QUALITY

--------------------------------------------------------------------------------
$ Millions
9/30/95
                                                                      PRO FORMA
                                      FBS         FI      COMBINED    COMBINED

Nonperforming loans                   127         140        267        267
OREO                                   51          66        117        117
                                     ----        ----       ----       ----
Nonperforming assets                  178         206        384        384


Reserve for loan losses               524         847      1,371      1,121
Loans                              28,333      35,967     64,300     64,300
Assets                             37,323      55,067     92,390     88,250


NPLs/Loans (%)                        .45         .39        .41        .41
NPAs/Assets (%)                       .48         .37        .42        .44
NCOs/Loans annualized (%)             .46         .43        .44        .44
Reserves/Loans (%)                   1.85        2.35       2.13       1.74
Reserves/NPLs (%)                     414         605        514        421
Reserves/NPAs (%)                     294         411        357        292

                               DEPOSIT COMPOSITION

--------------------------------------------------------------------------------

$ Millions
September 30, 1995

                                                                           PRO FORMA
                                     FBS*                  FI              COMBINED
                              ----------------     ---------------     ---------------
                                         % OF                % OF                % OF
                              BALANCE    TOTAL     BALANCE   TOTAL     BALANCE   TOTAL
Noninterest bearing:            6,324      25      17,044      35      23,368      32
Interest bearing:
  Interest checking             3,245      13       6,348      13       9,593      13
  Money market                  4,156      17       9,882      20      14,038      19
  Other savings                 1,770       7       5,547      11       7,317      10
  Certificates                  9,555      38       9,415      20      18,970      26
                              -------    -----    -------    -----    -------    -----
   Total int. bearing          18,726      75      31,192      65      49,918      68
                              -------    -----    -------    -----    -------    -----
   Total deposits              25,050     100      48,236     100      73,286     100
                              -------    -----    -------    -----    -------    -----
                              -------    -----    -------    -----    -------    -----
--------------------------------------------------------------------------------
LOAN/DEPOSIT RATIO                113%               75%                 88%
--------------------------------------------------------------------------------

_______________________________________
 * Pro Forma with FirsTier

                               HIGH COST TAKEOUTS

--------------------------------------------------------------------------------


                   BASED ON FBS PRODUCT/DISTRIBUTION PARADIGM

                              - Product managers

                              - Standard products

                              - Centralized data processing and
                                operations

                              - Centralized staff

                              - Improved branch efficiency

                              - Alternative distribution channels

                            RECENT BANK ACQUISITIONS

--------------------------------------------------------------------------------

                                       WESTERN    COLORADO             METROPOLITAN    FIRSTIER
                         BANK SHARES   CAPITAL    NATIONAL   BOULEVARD   FINANCIAL     FINANCIAL
Assets ($ billion)           $2.1        $2.5      $ 3.0       $ 1.6       $ 8.0         $ 3.6

Location                  Twin Cities  Colorado  Colorado    Illinois     Midwest      Nebraska,
                                                                                         Iowa

-------------------------------------------------------------------------------------------------

Est. Cost Savings
     1993                     35%         20%         7%
     1994                     45%         35%        35%         32%
     1995                                                        40%         30%
     1996                                                                    35%           31%
     1997                                                                                  34%

-------------------------------------------------------------------------------------------------

     Closing                 12/92       12/92      5/93        3/94         1/95         1Q96
Systems Integration           6/93        3/93      7/93        4/94         2/95         1Q96

                                  COST TAKEOUTS

--------------------------------------------------------------------------------
                                          FTEs                      COSTS
                                   -------------------    ----------------------
                                   NUMBER      PERCENT    $ MILLIONS     PERCENT

Staff/Executive                       850         68          110           66

Data Processing                       450         50           80           39

Operations                          2,280         29          110           25

Occupancy/F&E                                                  40           10

Business Lines:

 Retail                             1,830         14          100           14

 Payment Systems                      250         50           30           50

 Commercial                           290         10           20           10

 Trust                                130         10           10           10
                                  --------                  -------
   Total                            6,080         22          500           22
                                  --------                  -------
                                  --------                  -------

                             MERGER-RELATED CHARGES

--------------------------------------------------------------------------------
 $ Millions


               Conversion costs                                  $210

               Severance                                          175

               Occupancy/equipment writedowns                      40

               Other                                               50
                                                                ------
                  Subtotal                                        475

               Excess reserves                                   (250)
                                                                ------
                  Merger-related charges                          225

               Taxes                                              (85)
                                                                ------
                  Net merger-related charges                     $140
                                                                ------
                                                                ------

                                FBS EPS ACCRETION

--------------------------------------------------------------------------------

               FBS
 YEAR         BASE*          COMBINED        ACCRETION        PERCENT

1996         $4.60             $4.64          $0.04            0.8%

1997          5.15              6.09           0.94           18.2

1998          5.75              6.99           1.24           21.5

1999          6.55              8.07           1.52           23.2

2000          7.46              9.35           1.89           25.3


* at 12.8% CAGR

                              1996 INCOME STATEMENT
                       (EXCLUDING MERGER-RELATED CHARGES)

--------------------------------------------------------------------------------

$ Millions, except EPS                       BUYBACK    COST      COMBINED
                                FBS      FI    COST    TAKEOUT    PRO FORMA
Revenue                        2,480   3,902    (9)                 6,372
Provision                        135     195                          330
Expense                        1,272   2,263             (125)      3,410
Taxes                            408     556    (3)        48       1,008
                              ------  ------  -------   --------  -------
   Net income                    665     888    (6)        77       1,624
Preferred dividend                        31                           31
                              ------  ------  -------   --------  -------
   Net income to common          665     857    (6)        77       1,593
                              ------  ------  -------   --------  -------
                              ------  ------  -------   --------  -------

Avg. shares outstanding        144.5    77.5                        343.5
Earnings per share              4.60   11.06                         4.64 +0.8%
                                                                       accretion

ROA (%)                         1.77    1.54                         1.74
ROCE (%)                        20.0    23.5                         22.6
NIM (%)                         4.80    5.56                         5.39
Efficiency ratio (%)            51.2    58.0                         53.5

                              1997 INCOME STATEMENT

--------------------------------------------------------------------------------

$ Millions, except EPS                       BUYBACK    COST      COMBINED
                                FBS      FI    COST    TAKEOUT    PRO FORMA
Revenue                        2,696   4,135  (119)                6,712
Provision                        197     214                         411
Expense                        1,298   2,308            (500)      3,106
Taxes                            456     621   (45)      192       1,224
                              ------  ------  ------   ------    -------
   Net income                    745     992   (74)      308       1,971
Preferred dividend                        31                          31
                              ------  ------  ------   ------    -------
   Net income to common          745     961   (74)      308       1,940
                              ------  ------  ------   ------    -------
                              ------  ------  ------   ------    -------

Avg. shares outstanding        144.5    77.5                       318.6
Earnings per share              5.15   12.39                        6.09 +18.2%
                                                                       accretion

ROA (%)                         1.79    1.65                        2.03
ROCE (%)                        21.0    24.6                        26.5
NIM (%)                         4.81    5.50                        5.18
Efficiency ratio (%)            47.9    55.8                        46.2

                             STOCK BUYBACKS CONTINUE

--------------------------------------------------------------------------------

               - Both FBS and FI have previously established
                 buyback programs

               - Tainted shares less than 10% limit

               - Current FBS program continues through 1Q96;
                 resumes 4Q96

               - Management committed to return excess
                 capital to shareholders

                                     [LOGOS]

                                             -REGISTRATION MARK-

          The following slides may be deemed to be proxy solicitation material and accordingly the following information is required under SEC rules:

          The participants in this solicitation may include FBS, the directors of FBS (John F. Grundhofer, Roger L. Hale, Delbert W. Johnson, Norman M. Jones, John H. Kareken, Richard L. Knowlton, Jerry W. Levin, Kenneth A. Macke, Marilyn
C. Nelson, Edward J. Phillips, James J. Renier, S. Walter Richey, Richard L. Robinson, Richard L. Schall, and Lyle E. Schroeder), and the following executive officers and employees of FBS: Richard A. Zona (Vice Chairman and Chief Financial Officer), Philip G. Heasley (Vice Chairman and President, Retail Product Group, Lee R. Mitau (Executive Vice President, Secretary and General Counsel), Susan E. Lester (Executive Vice President), Robert H. Sayre (Executive Vice President, Human Resources), Elizabeth A. Malkerson (Senior Vice President, Corporate Relations), David R. Edstam (Executive Vice President and Treasurer), David J. Parrin (Senior Vice President and Controller), Arnold C. Hahn (Senior Vice President, Corporate Development), Andrew Cecere (Senior Vice President, Management Accounting and Forecasting), John R. Danielson (Senior Vice President, Investor Relations), Wendy Raway (Vice President and Manager of Media Relations) and Karin Glasgow (Assistant Vice President, Investor Relations.)

          FBS and First Interstate are parties to an Agreement and Plan of Merger, dated as of November 5, 1995, pursuant to which a wholly owned subsidiary of FBS is to merge with and into First Interstate. In addition, First Interstate has granted to FBS an option to purchase up to 19.9% of the outstanding shares of common stock of First Interstate in certain circumstances. As of October 31, 1995, certain FBS subsidiaries held 54,437 shares of First Interstate common stock in a fiduciary capacity. FBS disclaims beneficial ownership of shares of First Interstate commons stock held in such fiduciary capacity and any other shares held by any pension plan of FBS or any affiliates of FBS.

          Although J.P. Morgan Securities Inc. does not admit that it or any of its directors, officers, employees or affiliates is a "participant," as defined in Schedule 14A promulgated under the Securities Exchange Act of 1934 by the Securities and Exchange Commission, or that such Schedule 14A requires the disclosure of certain information concerning J.P. Morgan Securities Inc., it may assistant FBS in this solicitation. J.P. Morgan Securities Inc. engages in a full range of investment banking, securities trading, market-making brokerage services for institutional and individual clients. In the normal course of its business, J.P. Morgan Securities Inc. may trade securities of First Interstate for its own account and the account of its customers and, accordingly, may at any time hold a long or short position in such securities.

          Except as disclosed above, to the knowledge of FBS, none of FBS, the directors or executive officers of FBS or the employees or other representatives of FBS named above has any interest direct or indirect, by security holdings or otherwise, in First Interstate.

[LOGO]                            FBS/FI FRANCHISE

--------------------------------------------------------------------------------

September 30, 1995


                                      [MAP]

          The map shows the states in which each of FBS and First Interstate operates, and the states in which both entities operate. The map indicates presence in the following states:

    FBS Only            First Interstate Only       FBS and First Interstate
    --------            ---------------------       ------------------------
    North Dakota            Washington                 Montana
    South Dakota            Oregon                     Wyoming
    Nebraska                California                 Colorado
    Kansas                  Nevada
    Minnesota               Idaho
    Iowa                    Utah
    Wisconsin               Arizona
    Illinois                New Mexico
                            Texas


     FBS*/FI PRO FORMA

Assets:          $92.4 billion
U.S. Rank:           9th
Mkt cap (11/30): $16.7 billion
Offices:         1,514
ATM's:           4,692

* Pro forma with FirsTier

[LOGO}                       BUILDING THE FRANCHISE

--------------------------------------------------------------------------------

CAGR
1990 LOW  -- 11/30/95

                                  TOTAL RETURN

                                   [BAR CHART]

                                  FBS      41.7
                                  WFC      38.9


___________________________
 FBS low 10/31/90 - $9.625
 WFC low 10/12/90 - $41.25

      [LOGO]
                           BUILDING THE FRANCHISE
------------------------------------------------------------------------------


CAGR 1990 - 1995*

                                        NONINTEREST
        REVENUE                            INCOME                   LOANS

                                        [BAR GRAPH]

    FBS   17.3                          FBS    19.2             FBS     11.8
    WFC    3.4                          WFC     5.5             WFC**   -2.6


________________________________________________________________________
 * 1990 is originally reported data excluding subsequent acquisitions; 1995 is 9 months annualized
**  Adding back $4 billion in loans sold in 1995

      [LOGO]
                           BUILDING THE FRANCHISE
------------------------------------------------------------------------------

CAGR 1990 - 1995*

                NET INCOME                        EARNINS PER SHARE
                                [BAR GRAPH]           (PRIMARY)

             FBS                33.7           FBS                21.7
             WFC                 6.4           WFC                 7.1
             WFC** W/PROVISION   2.6           WFC** W/PROVISION   3.1



________________________________________________________________________
   * 1990 is originally reported data excluding subsequent acquisitions; 1995 is 9 months annualized
   ** Assuming a normalized provision of 80 bp in 1995

      [LOGO]
                           BUILDING THE FRANCHISE
------------------------------------------------------------------------------


                              - Retail & Community Bank

                              - Payment Systems

                              - Corporate Trust

                              - First Interstate Merger